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                                                              EXHIBIT 10.22(c)


                        AGREEMENT REGARDING PURCHASE AND
                     SALE OF GENERAL PARTNERSHIP INTERESTS


     This Agreement Regarding Purchase and Sale of General Partnership Interests ("AGREEMENT") is made as of December 30, 1996 by Americo Services, Inc., a Missouri corporation ("AMERICO"), and GSSW - REO Ownership Corporation, a Texas corporation ("OWNERSHIP CORP."). In consideration of the acknowledgments and agreements set out herein the parties agree as follows.

     Acknowledgments. Ownership Corp. is the sole general partner in the "Limited Partnerships" (as defined below). Ownership Corp. desires to sell to Americo, and Americo desires to buy from Ownership Corp., all of Ownership Corp.'s right, title, and interest as a general partner in each of the Limited Partnerships.

     Sale of General Partnership Interests.   Ownership Corp. hereby sells,
assigns, transfers, conveys, and delivers to Americo the following general partnership interests (each a "GENERAL PARTNERSHIP INTEREST" and collectively
the "GENERAL PARTNERSHIP INTERESTS"):   Ownership Corp.'s entire right, title,
and interest in GSSW - REO Westwood Arlington L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in GSSW - REO Briarwood L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in GSSW - Westwood Baytown L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in Dickinson Arms - REO L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in Riverdale Square - REO L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in GSSW - REO Land L.P., a Texas limited partnership; Ownership Corp.'s entire right, title, and interest in Windrush - REO, L.P., a Texas limited partnership; and (viii) Ownership Corp.'s entire right, title, and interest in GSSW - REO Landmark, Limited Partnership, a Texas limited partnership (each of such limited partnerships a "LIMITED PARTNERSHIP" and collectively the "LIMITED PARTNERSHIPS").

     This Agreement itself constitutes a document of assignment. Accordingly, no further documentation or action is needed or shall be required in order to make effective Ownership Corp.'s sale, assignment, transfer, conveyance, and delivery to Americo of the General Partnership Interests. However, Ownership Corp. shall execute, acknowledge, and deliver all further documents which Americo may reasonably deem necessary or appropriate to effect such sale, assignment, transfer, conveyance, and delivery.

     Consideration for General Partnership Interests. Americo contemporaneously herewith has paid $260,000 in cash to Ownership Corp. as consideration for the General Partnership Interests. Ownership Corp. hereby acknowledges receipt of this payment.

     Additional Provisions Regarding General Partnership Interests.   Ownership
Corp. shall cause Americo to be admitted to each Limited Partnership as a substituted general partner with respect to the General Partnership Interest hereby acquired by Americo in such Limited Partner

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-ship. Americo shall and hereby does assume Ownership Corp.'s position and agree to discharge Ownership Corp.'s responsibilities as a general partner in each such Limited Partnership with respect to its General Partnership Interest in such partnership.

     Ownership Corp. represents and warrants to Americo that Ownership Corp. has full legal right, power, and authority to execute this Agreement and to sell, assign, transfer, convey, and deliver the General Partnership Interests to Americo as described in paragraph 2(a) and that the General Partnership Interests are free and clear of any and all claims, liens, security interests, and encumbrances whatsoever. Ownership Corp. shall warrant and defend Americo's title to the General Partnership Interests against the lawful claims and demands of all persons whomsoever.

     Ownership Corp. expressly disclaims any warranties regarding the General Partnership Interests or the Limited Partnerships, except as expressly set forth in this Agreement.

     Effect of Sale and Purchase.   The parties intend that each Limited
Partnership shall continue and not be dissolved or terminated because of the sale and purchase of the General Partnership Interest in such partnership that is effected by this Agreement. Ownership Corp. shall cooperate with Americo in filing on a timely basis with any appropriate governmental authorities any amendments to the Limited Partnerships' certificates of limited partnership or other documents relating to the transfer of any of the General Partnership Interests that may be required by, or appropriate under, any applicable law.

     Ownership Corp.'s distributive share of each Limited Partnership's income, gain, loss, deduction, and other items for the fiscal year of the Limited Partnerships ending December 31, 1996 shall be determined on the basis of an interim closing of the books of the Limited Partnerships and shall not be based upon a proration of such items for the entire fiscal year.

     Miscellaneous.   Americo shall pay its own legal fees and other expenses,
and the reasonable legal fees of Ownership Corp., incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions described herein.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of Missouri. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provisions of this Agreement may be waived by the party or parties entitled to the benefit thereof; provided, no delay or failure on the part of any party hereto in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of any other


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rights  hereunder.  This Agreement represents the entire agreement of all of the persons bound hereby and supersedes all prior understandings or agreements, oral or written, among all or any of such persons with respect to the matters described herein.

     The parties hereto have executed this Agreement effective as of the date set forth above to evidence their intent that it be a binding contract.

                                        AMERICO SERVICES, INC.


                                        By: /s/ Michael Merriman
                                              Michael A. Merriman
                                              Chairman of the Board


                                        GSSW - REO OWNERSHIP CORPORA-TION


                                        By: /s/ Michael Merriman
                                              Michael A. Merriman
                                              President




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